Exhibit 99.1
Lands’ End Announces First Quarter of Fiscal 2015 Results

Dodgeville, WI - June 4, 2015 - Lands’ End, Inc. (NASDAQ: LE) today announced financial results for the first quarter ended May 1, 2015.

First Quarter Summary:

•
Merchandise sales and services, net decreased 9.4% to $299.4 million from the first quarter last year. Changes in currency exchange rates negatively impacted Merchandise sales and services, net by approximately $9 million. The Direct segment decreased 8.2% to $253.4 million and the Retail segment decreased 15.5% to $46.0 million.

•	Gross margin was unchanged at 49.0% from the first quarter last year

•	Operating income decreased to $8.5 million from $18.8 million in the first quarter last year

•	Net income decreased to $1.7 million from $10.9 million in the first quarter last year and included two additional months of interest on the debt issued in April 2014

•	Adjusted EBITDA[1] decreased to $13.1 million from $23.8 million in the first quarter last year

•	Cash and cash equivalents at the end of the first quarter of fiscal 2015 was $177.8 million

Federica Marchionni, Lands’ End’s Chief Executive Officer, stated, “While our first quarter results reflect a challenging retail environment, I feel privileged to be leading Lands’ End into the future and excited about our opportunities for growth. With over 50 years of brand heritage, a large and loyal customer base, a direct digital business model, and strong financial position, Lands’ End is one of the best kept secrets in retailing today. While there is certainly work to be done, the Company has the powerful elements to be a meaningful global lifestyle brand over time. The next 12 to 18 months will be an important transformational period where we will be focused on upgrading the product design and development process, enhancing our technology platform, fostering brand awareness, exploring new distribution opportunities, strengthening operations and integrating new talent throughout the organization.  While it will be an evolutionary process that will take time, we are confident in our ability to position Lands’ End for sustainable profitable growth that will drive long-term shareholder value.”
First Quarter Results
Merchandise sales and services, net decreased 9.4% to $299.4 million in the first quarter of fiscal 2015 from $330.5 million in the first quarter of fiscal 2014. Direct segment Merchandise sales and services, net decreased 8.2% to $253.4 million. The decrease was driven by a $15 million decline in the international businesses which was principally driven by a $9 million negative impact from changes in currency exchange rates, and a modest decline in the U.S. direct businesses; which included an estimated $2 million negative impact from the West Coast Port delays. Merchandise sales and services, net in the Retail segment decreased 15.5% to $46.0 million driven by a decrease in same store sales and a decrease in the number of Lands’ End Shops at Sears. Same store sales in the Retail segment decreased 12.1%, driven by lower sales in the Company’s Lands’ End Shops at Sears. On May 1, 2015, the Company operated 235 Lands’ End Shops at Sears, 14 global Lands’ End Inlet stores and five international shop-in-shops compared to 251 Lands’ End Shops at Sears and 14 global Lands’ End Inlets stores on May 2, 2014.

Gross profit decreased 9.5% to $146.6 million and gross margin was unchanged at 49.0% in the first quarter of fiscal 2015 compared with gross profit of $162.0 million and gross margin of 49.0% in the first quarter of fiscal 2014. Gross margin was negatively impacted by approximately 110 basis points from changes in currency exchange rates, which was offset primarily by currency-neutral margin improvement in our international businesses.

Selling and administrative expenses excluding depreciation and amortization decreased 3.4% to $133.5 million in the first quarter from $138.2 million in the first quarter of fiscal 2014. The $4.7 million decrease in the first quarter was attributable to decreases in personnel-related expenses and lower marketing spend.

As a percentage of Merchandise sales and services, net, Selling and administrative expenses increased approximately 280 basis points to 44.6% in the first quarter of fiscal 2015 from 41.8% in the first quarter of fiscal 2014. The deleveraging of Selling and administrative expenses was attributable to decreased sales.

Depreciation and amortization expense decreased 9.0% to $4.6 million in the first quarter of fiscal 2015 from $5.0 million in the first quarter of fiscal 2014, primarily attributable to an increase in fully depreciated assets.

As a result of the above factors, Operating income decreased to $8.5 million in the first quarter of fiscal 2015 from $18.8 million in the first quarter of fiscal 2014.

Interest expense increased to $6.2 million in the first quarter of fiscal 2015 compared with $1.9 million in the first quarter of 2014. There were two additional months of interest expense in the first quarter of 2015 compared to the first quarter of 2014. The increase was attributable to higher debt levels and costs related to the issuance of the term loan prior to the separation in April 2014.

Income tax expense was $1.1 million for the first quarter of fiscal 2015 compared with $6.1 million in the first quarter of fiscal 2014 primarily due to lower Operating income and increased Interest expense. The effective tax rate was 38.8% in the first quarter of fiscal 2015 compared with 36.1% in the first quarter of fiscal 2014. The increase in the effective rate was attributable to certain discrete beneficial items associated with the separation in the first quarter of 2014.

Net income decreased to $1.7 million and diluted earnings per share decreased to $0.05 in the first quarter of fiscal 2015 compared with Net income of $10.9 million and diluted earnings per share of $0.34 in the first quarter of fiscal 2014.

Adjusted EBITDA1 decreased 45.2% to $13.1 million in the first quarter of fiscal 2015 from $23.8 million in the first quarter of fiscal 2014.

Balance Sheet and Cash Flow Highlights
Cash and cash equivalents were $177.8 million on May 1, 2015 compared to $65.0 million on May 2, 2014. Net cash used in operations for the 13 weeks ended May 1, 2015 was $31.5 million compared to net cash provided by operations of $31.4 million in the same period last year due to:

•	One-time impact of items that were settled through intercompany transactions with our former parent prior to the separation

•	Decreased Merchandise sales and services, net

Inventory decreased 13.0% to $284.6 million on May 1, 2015 from $327.0 million on May 2, 2014.

The Company had $155.8 million of availability under its asset-based senior secured credit facility and had long-term debt of $504.7 million as of May 1, 2015.

About Lands’ End, Inc.
Lands' End, Inc. (NASDAQ: LE) is a leading multi-channel retailer of casual clothing, accessories, footwear and home products. We offer products through catalogs, online at www.landsend.com and affiliated specialty and international websites, and through retail locations, primarily at Lands’ End Shops at Sears® and standalone Lands’ End Inlet® Stores. We are a classic American lifestyle brand with a passion for quality, legendary service and real value, and seek to deliver timeless style for men, women, kids and the home.

Forward-Looking Statements
Results are unaudited. This press release contains forward-looking statements, including statements about our strategies and our opportunities for growth. Forward-looking statements are subject to risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, without limitation, information concerning our future financial performance, business strategy, plans, goals and objectives. There can be no assurance that any of our efforts initiatives will be successful. Statements preceded or followed by, or that otherwise include, the words “believes,” “expects,” “anticipates,” “intends,” “project,” “estimates,” “plans,” “forecast,” “is likely to” and similar expressions or future or conditional verbs such as “will,” “may,” “would,” “should” and “could” are generally forward-looking in nature and not historical facts. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. The following additional factors, among others, could cause our actual results, performance, and achievements to differ from those described in the forward-looking statements: our ability to offer merchandise and services that customers want to purchase; changes in customer preference for our branded merchandise; customers’ use of our digital platform, including our e-commerce websites, and response to direct mail catalogs and digital marketing; the success of our overall marketing strategies, including our maintenance of a robust customer list; our dependence on information technology and a failure of information technology systems, including with respect to our e-commerce operations, or an inability to upgrade or adapt our systems; the success of our ERP implementation; fluctuations and increases in the costs of raw materials; impairment of our relationships with our vendors; our failure to maintain the security of customer, employee or company information; our failure to compete effectively in the apparel industry; the performance of our “store within a store” business model; if Sears Holdings sells or disposes of its retail stores or if its retail business does not attract customers or does not adequately provide services to the Lands’ End Shops at Sears; legal, regulatory, economic and political risks associated with international trade and those markets in which we conduct business and source our merchandise; our failure to protect or preserve the image of our brands and our intellectual property rights; increases in postage, paper and printing costs; failure by third parties who provide us with services in connection with certain aspects of our business to perform their obligations; our failure to timely and effectively obtain shipments of products from our vendors and deliver merchandise to our customers; reliance on promotions and markdowns to encourage consumer purchases; our failure to efficiently manage inventory levels; unseasonal or severe weather conditions; the seasonal nature of our business; the adverse effect on our reputation if our independent vendors do not use ethical business practices or comply with applicable laws and regulations; assessments for additional state taxes; our exposure to periodic litigation and other regulatory proceedings, including with respect to product liability claims; incurrence of charges due to impairment of goodwill, other intangible assets and long-lived assets; our failure to retain our executive management team and to attract qualified new personnel; the impact on our business of adverse worldwide economic and market conditions, including economic factors that negatively impact consumer spending on discretionary items; the inability of our past performance generally, as reflected on our historical financial statements, to be indicative of our future performance; the impact of increased costs due to a decrease in our purchasing power following our separation from Sears Holdings (“Separation”) and other losses of benefits associated with being a subsidiary of Sears Holdings; the failure of Sears Holdings or its subsidiaries to perform under various transaction agreements that have been executed in connection with the Separation or our failure to have necessary systems and services in place when certain of the transaction agreements expire; our agreements related to the Separation and our continuing relationship with Sears Holdings were negotiated while we were a subsidiary of Sears Holdings and we may have received better terms from an unaffiliated third party; potential indemnification liabilities to Sears Holdings pursuant to the separation and distribution agreement; our inability to engage in certain corporate transactions after the Separation; the ability of our principal shareholders to exert substantial influence over us; adverse effects of the Separation on our business; potential liabilities under fraudulent conveyance and transfer laws and legal capital requirements; declines in our stock price due to the eligibility of a number of our shares of common stock for future sale; our inability to pay dividends; stockholders’ percentage ownership in Lands’ End may be diluted in the future; and increases in our expenses and administrative burden in relation to being a public company, in particular to maintain compliance with certain provisions of the Sarbanes-Oxley Act of 2002; and other risks, uncertainties and factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended January 30, 2015. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

Contacts

ICR
John Rouleau / Rachel Schacter
203-682-8200
John.Rouleau@icrinc.com
Rachel.Schacter@icrinc.com

Lands’ End, Inc.
Michele Casper
Director of Public Relations
(608) 935-4633
Michele.Casper@landsend.com

Lands’ End, Inc.
Mike Rosera
Chief Operating Officer and Chief Financial Officer
(608) 935-9341

-Financial Tables Follow-

LANDS’ END, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share data)	May 1, 2015	May 2, 2014	January 30, 2015
ASSETS
Current assets
Cash and cash equivalents	$177,814	$64,976	$221,454
Restricted cash	3,300	3,300	3,300
Accounts receivable, net	36,423	39,800	30,073
Inventories, net	284,589	326,973	301,367
Deferred tax assets	2,349	—	3,438
Prepaid expenses and other current assets	37,899	29,663	31,408
Total current assets	542,374	464,712	591,040
Property and equipment, net	105,393	98,656	101,223
Goodwill	110,000	110,000	110,000
Intangible assets, net	528,300	530,683	528,712
Other assets	22,099	23,703	22,462
TOTAL ASSETS	$1,308,166	$1,227,754	$1,353,437
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$93,972	$76,091	$132,796
Deferred tax liabilities	—	3,732	—
Other current liabilities	101,491	108,776	107,553
Total current liabilities	195,463	188,599	240,349
Long-term debt	504,700	509,850	505,988
Long-term deferred tax liabilities	184,274	168,349	184,483
Other liabilities	16,768	15,630	18,424
TOTAL LIABILITIES	901,205	882,428	949,244
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock, par value $0.01- authorized: 480,000,000 shares; issued and outstanding: 31,956,521, 31,956,521, 31,956,521	320	320	320
Additional paid-in capital	342,975	340,176	342,294
Retained earnings	70,601	5,946	68,877
Accumulated other comprehensive loss	(6,935)	(1,116)	(7,298)
Total stockholders’ equity	406,961	345,326	404,193
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,308,166	$1,227,754	$1,353,437

LANDS’ END, INC.
Condensed Consolidated and Combined Statements of Operations
(Unaudited)

	13 Weeks Ended
(in thousands except per share data)	May 1, 2015	May 2, 2014
Merchandise sales and services, net	$299,387	$330,483
Cost of sales (excluding depreciation and amortization)	152,823	168,461
Gross profit	146,564	162,022

Selling and administrative	133,514	138,206
Depreciation and amortization	4,553	5,002
Other operating expense	2	20
Operating income	8,495	18,794
Interest expense	6,186	1,925
Other income, net	508	137
Income before income taxes	2,817	17,006
Income tax expense	1,093	6,138
NET INCOME	$1,724	$10,868
NET INCOME PER COMMON SHARE
Basic:	$0.05	$0.34
Diluted:	$0.05	$0.34

Basic weighted average common shares outstanding	31,957	31,957
Diluted weighted average common shares outstanding	32,060	31,957

Use and Definition of Non-GAAP Financial Measures
1Adjusted EBITDA-In addition to our Net income, for purposes of evaluating operating performance, we use an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), which is adjusted to exclude certain significant items as set forth below. Our management uses Adjusted EBITDA to evaluate the operating performance of our business, as well as for executive compensation metrics, for comparable periods. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items.

While Adjusted EBITDA1 is a non-GAAP measurement, management believes that it is an important indicator of operating performance, and is useful to investors, because:

•	EBITDA excludes the effects of financings, investing activities and tax structure by eliminating the effects of interest, depreciation and income tax costs.

•
Other significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of results. We have adjusted our results for these items to make our statements more comparable and therefore more useful to investors as the items are not representative of our ongoing operations.

◦
For the 13 weeks ended May 1, 2015 and May 2, 2014, we exclude the loss on disposal of property and equipment as management considers the gains or losses on disposal of assets to result from investing decisions rather than ongoing operations.

Reconciliation of Non-GAAP Financial Information to GAAP
(Unaudited)

	13 Weeks Ended
	May 1, 2015		May 2, 2014
(in thousands)	$’s	% of Net Sales	$’s	% of Net Sales
Net income	$1,724	0.6%	$10,868	3.3%
Income tax expense	1,093	0.4%	6,138	1.9%
Other income, net	508	0.2%	137	—%
Interest expense	6,186	2.1%	1,925	0.6%
Operating income	8,495	2.8%	18,794	5.7%
Depreciation and amortization	4,553	1.5%	5,002	1.5%
Loss on disposal of property and equipment	2	—%	20	—%
Adjusted EBITDA (1)	$13,050	4.4%	$23,816	7.2%

LANDS’ END, INC.
Condensed Consolidated and Combined Statements of Cash Flows
(Unaudited)

	13 Weeks Ended
(in thousands)	May 1, 2015	May 2, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,724	$10,868
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	4,553	5,002
Amortization of debt issuance costs	490	155
Stock-based compensation	681	—
Loss on disposal of property and equipment	2	20
Deferred income taxes	684	2,774
Change in operating assets and liabilities:
Inventories	16,766	44,135
Accounts payable	(36,025)	(39,543)
Other operating assets	(13,076)	(7,344)
Other operating liabilities	(7,287)	15,310
Net cash (used in) provided by operating activities	(31,488)	31,377
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(10,974)	(1,548)
Net cash used in investing activities	(10,974)	(1,548)
CASH FLOWS FROM FINANCING ACTIVITIES
Contributions from Sears Holdings, net	—	8,784
Proceeds from issuance of long-term debt	—	515,000
Payments on term loan facility	(1,288)	—
Debt issuance costs	—	(11,311)
Dividend paid to a subsidiary of Sears Holdings Corporation	—	(500,000)
Net cash (used in) provided by financing activities	(1,288)	12,473
Effects of exchange rate changes on cash	110	263
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(43,640)	42,565
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	221,454	22,411
CASH AND CASH EQUIVALENTS, END OF PERIOD	$177,814	$64,976
SUPPLEMENTAL CASH FLOW INFORMATION:
Unpaid liability to acquire property and equipment	$1,453	$391
Income taxes paid	$12,793	$2,079
Interest paid	$5,634	$—

Financial information by segment is presented in the following tables for the 13 weeks ended May 1, 2015 and May 2, 2014.

	13 Weeks Ended
(in thousands)	May 1, 2015	May 2, 2014
Merchandise sales and services, net:
Direct	$253,373	$276,041
Retail	45,992	54,430
Corporate/ other	22	12
Total Merchandise sales and services, net	$299,387	$330,483

	13 Weeks Ended
(in thousands)	May 1, 2015	May 2, 2014
Adjusted EBITDA:
Direct	$21,678	$29,263
Retail	144	2,326
Corporate/ other	(8,772)	(7,773)
Total adjusted EBITDA	$13,050	$23,816